Exhibit d(4)

Appendix A to Investment Management Agreement

FEE SCHEDULE AMENDMENT ONLY WITH RESPECT TO THE FUNDS NAMED

BELOW. OTHER FUNDS ARE NOT AFFECTED.

Name of Fund	Applicable Fee	Effective Date

Metropolitan West AlphaTrak 500 Fund	0.35%± up to 0.35%(1)	June 29, 1998, as amended on February 24, 2005

Metropolitan West Strategic Income Fund	1.20%± up to 0.70%(2)	June 30, 2003, as amended on February 24, 2005

METROPOLITAN WEST FUNDS		METROPOLITAN WEST ASSET MANAGEMENT, LLC
By:	/s/ Joseph D. Hattesohl	By:	/s/ Scott B. Dubchansky

Title:	Treasurer	Title:	Chief Executive Officer

[See notes on continuation pages.]

(1)	METROPOLITAN WEST ALPHATRAK 500 FUND (THE “FUND”)

a.	The management fee payable to the Manager shall consist of two parts, a basic fee equal to an annual rate of 0.35% (the “Basic Fee”) and a performance adjustment of up to an annual rate of positive or negative 0.35% (the “Performance Adjustment”). The Basic Fee and the Performance Adjustment shall be accrued daily by the Fund. Accruals of (but not payments of) the Performance Adjustment may be made on an estimated basis.

b.	The daily portion of Basic Fee shall be accrued daily based on the net assets of the Fund that day.

c.	The daily portion of Performance Adjustment shall be accrued daily based on the average daily net assets over the Performance Period (as defined below).

d.	The Performance Adjustment shall be equal to 35% of the amount by which the investment performance of the Fund during the Performance Period exceeds, or is exceeded by, the investment record of the Standard & Poors 500 Stock Index (“S&P 500TM”) plus an annual rate of 0.30% over the same Performance Period, up to a maximum Performance Adjustment of a positive or negative annual rate of 0.35%.

e.	The “Performance Period” shall consist of a rolling period of three (3) months.

f.	The investment performance for the Fund with respect to a particular Performance Period shall be calculated using the highest expense (lowest performing) share class (if the Fund designates another share class) and shall be based on the sum of: (i) the change in the Fund’s net asset value per share during that Performance Period plus any Basic Fee and Performance Adjustment accrued per share during that Performance Period but less the maximum possible Basic Fee and Performance Adjustment that could be accrued per share in any Performance Period (that is, the change in net asset value per share assuming the accrual of a maximum management fee at an annual rate of 0.70%), (ii) the value of any cash distributions per share accumulated during that Performance Period, and (iii) the value of any capital gains taxes per share paid or payable on undistributable realized long-term capital gains accumulated during that Performance Period, which collectively shall be expressed as a percentage of the Fund’s net asset value per share at the beginning of that Performance Period.

g.	The investment record for the S&P 500 with respect to a particular Performance Period shall be based on the sum of: (i) the change in the level of the S&P 500 during that Performance Period and (ii) the value of cash distributions made by companies whose securities comprise the S&P 500 accumulated during that Performance Period and reinvested in the S&P 500 at least as frequently as the end of the quarter following the payment of the dividend, which together shall be expressed as a percentage of the level of the S&P 500 at the beginning of that Performance Period.

h.	By way of example only:

Fund performance of the Fund for the three months ended September 30th	2.750%

Annualized Fund Performance = ((1+ 0.02750) ^ (365 / 92) - 1) * 100	11.364%

Average daily net assets for the three months ended September 30th	$100,000,000
Accrued (and paid) management fee for that period	$125,000
Actual Management Fee percentage (125,000 / 100,000,000) * 100	0.125%
Annualized actual management fee [(1 + 0.00125) ^ (365 / 92) - 1] *100	0.497%

Annualized maximum possible management fee for period	0.700%

Investment performance of the Fund = Fund performance + Actual Management Fee - Maximum Management Fee (11.364% + 0.497% - 0.70%)	11.161%

Investment record of S&P 500 for the three months ended September 30 = 2.50%	2.50%
Annualized S&P 500 Performance = ((1 + 0.025) ^ (365 / 92) - 1) * 100	10.292%

Performance Adjustment = 35% * (11.161% - (10.292% + 0.30%)) =	0.199%

September Performance Fee = Performance Adjustment * Average daily net assets for the three months ended September 30th * 30/365 = 0.199% * $100,000,000 * 30 / 365 =	16,356.16

(2)	METROPOLITAN WEST STRATEGIC INCOME FUND (THE “FUND”)

a.	The management fee payable to the Manager shall consist of two parts, a basic fee equal to an annual rate of 1.20% (the “Basic Fee”) and a performance adjustment of up to an annual rate of positive or negative 0.70% (the “Performance Adjustment”). The Basic Fee and the Performance Adjustment shall be accrued daily by the Fund. Accruals of (but not payments of) the Performance Adjustment may be made on an estimated basis.

b.	The daily portion of Basic Fee shall be accrued daily based on the net assets of the Fund that day.

c.	The daily portion of Performance Adjustment shall be accrued daily based on the average daily net assets over the Performance Period (as defined below).

d.	The Performance Adjustment shall be equal to 35% of the amount by which the investment performance of the Fund during the Performance Period exceeds, or is exceeded by, the investment record of the Merrill Lynch 3-Month U.S. Treasury Bill Index (the “Index”) plus an annual rate of 0.10% over the same Performance Period, up to a maximum Performance Adjustment of a positive or negative annual rate of 0.70%.

e.	The “Performance Period” shall consist of a rolling period of twelve (12) months.

f.	The investment performance for the Fund with respect to a particular Performance Period shall be calculated using the highest expense (lowest performing) share class and shall be based on the sum of: (i) the change in the Fund’s net asset value per share during that Performance Period plus any Basic Fee and Performance Adjustment accrued per share during that Performance Period but less the maximum possible Basic Fee and Performance Adjustment that could be accrued per share in any Performance Period (that is, the change in net asset value per share assuming the accrual of a maximum management fee at an annual rate of 1.90%), (ii) the value of any cash distributions per share accumulated during that Performance Period, and (iii) the value of any capital gains taxes per share paid or payable on undistributable realized long-term capital gains accumulated during that Performance Period, which collectively shall be expressed as a percentage of the Fund’s net asset value per share at the beginning of that Performance Period.

g.	The investment record for the Index with respect to a particular Performance Period shall be based on the sum of: (i) the change in the level of the Index during that Performance Period and (ii) the value of cash distributions (interest payments) made by securities that comprise the Index accumulated during that Performance Period and reinvested in the Index at least as frequently as the end of the quarter following the payment of the distribution (interest), which together shall be expressed as a percentage of the level of the Index at the beginning of that Performance Period.

h.	By way of example only:

Strategic Income Fund
Fund performance for the twelve months ended June 30th	6.000%

Average daily net assets for the twelve months ended June 30th	$100,000,000
Accrued (and paid) management fee for that period	$1,200,000
Actual Management Fee percentage ((1,200,000 / 100,000,000) * 100)	1.200%

Maximum possible management fee for period	1.900%

Investment performance of the Fund = Fund performance + Actual Management Fee - Maximum Management Fee (7.500% + 1.200% - 1.900%)	5.300%

Investment record of Index for the twelve months ended June 30th = 4.00%	4.000%

Performance Adjustment = 35% * (5.300% - (4.000% + 0.100%)) =	0.420%

June Performance Fee = Performance Adjustment * Average daily net assets for the twelve months ended June 30th * 30 / 365 = 0.420% * $100,000,000 * 30 / 365 =	34,520.55